UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

Nordson Corporation today announced a number of restructuring and other actions being taken to align resource investments with shifting patterns of global demand and to improve performance and reduce costs in its Finishing and Coating business segment. These actions, which include operational consolidations and personnel reductions, commenced during the fourth quarter of fiscal year 2005, and will be substantially completed during the first half of the fiscal year 2006.

The company anticipates these actions, which will result in a restructuring charge totaling $3.3 million of which approximately $1 million will be reflected in the fourth quarter of fiscal year 2005, will produce annual cost savings of approximately $4 million by the end of fiscal year 2006. Substantially all of the $3.3 million charge is associated with cash expenditures for severance payments to terminated employees.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated October 28, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

October 28, 2005	By:	Peter S. Hellman

Name: Peter S. Hellman
Title: President, Chief Financial and Administrative Officer

Nordson Corporation

October 28, 2005	By:	Nicholas D. Pellecchia

Name: Nicholas D. Pellecchia
Title: Vice President, Finance and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated October 28, 2005